Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (04.28.2025)

ALERUS FINANCIAL CORPORATION REPORTS

First QUARTER 2025 NET INCOME OF $13.3 MILLION

MINNEAPOLIS, MN (April 28, 2025) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $13.3 million for the first quarter of 2025, or $0.52 per diluted common share, compared to a net loss of ($0.1) million, or $0.00 per diluted common share, for the fourth quarter of 2024, and net income of $6.4 million, or $0.32 per diluted common share, for the first quarter of 2024.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “This quarter marked a strong start to the year, reflecting our team’s commitment to disciplined execution and strategic integration efforts following our merger with Home Federal. We achieved notable improvements across key financial metrics, with balanced growth in loans and deposits resulting in a strengthened net interest margin. Our uniquely diversified business model and top decile fee income remain significant differentiators and reinforce the stability and resilience of our revenue streams. At the same time, we remain mindful of the evolving economic landscape and are proactively managing risk while maintaining our focus on efficiency and long-term shareholder value. With a well-diversified balance sheet and robust reserve levels, we will continue to adapt to market conditions, optimize operations, and drive strategic growth opportunities. I want to extend my appreciation to our employees for their dedication in navigating these dynamic times and delivering value to our stakeholders.”

First Quarter Highlights

■	Earnings per common share - diluted in the first quarter of 2025 of $0.52. Adjusted earnings per common share - diluted (non-GAAP) of $0.56 in the first quarter of 2025, an increase of 24.4% from $0.45 in the fourth quarter of 2024.
■	Net income was $13.3 million in the first quarter of 2025. Adjusted net income (non-GAAP) was $14.4 million in the first quarter of 2025, an increase of 27.6% from $11.2 million in the fourth quarter of 2024.
■	Total loans were $4.1 billion as of March 31, 2025, an increase of $92.9 million, or 2.3%, from December 31, 2024.
■	Total deposits were $4.5 billion as of March 31, 2025, an increase of $106.9 million, or 2.4%, from December 31, 2024.
■	The loan to deposit ratio was 91.1% as of March 31, 2025, compared to 91.2% as of December 31, 2024.
■	Net interest income was $41.2 million in the first quarter of 2025, an increase of 7.5% from $38.3 million in the fourth quarter of 2024.
■	Net interest margin was 3.41% in the first quarter of 2025, an increase of 21 basis points from 3.20% in the fourth quarter of 2024.
■	Pre-provision net revenue (non-GAAP) was $18.4 million in the first quarter of 2025. Adjusted pre-provision net revenue (non-GAAP) was $19.7 million in the first quarter of 2025, an increase of 8.2% from $18.2 million in the fourth quarter of 2024.
■	Efficiency ratio was 68.8% in the first quarter of 2025. Adjusted efficiency ratio (non-GAAP) was 66.9% in the first quarter of 2025, improved from 69.0% in the fourth quarter of 2024.
■	Net charge-offs to average loans were 0.04% for the first quarter of 2025, compared to 0.13% for the fourth quarter of 2024.
■	The ratio of nonperforming loans to total loans was 1.24% as of March 31, 2025, compared to 1.58% as of December 31, 2024.
■	Tangible book value per common share (non-GAAP) was $15.27 as of March 31, 2025, an increase of 5.7%, from $14.44 as of December 31, 2024.
■	Return on average total assets was 1.02% in the first quarter of 2025. Adjusted return on average total assets (non-GAAP) was 1.10% in the first quarter of 2025, an increase of 26 basis points from 0.85% in the fourth quarter of 2024.
■	Return on average tangible common equity (non-GAAP) was 16.50% in the first quarter of 2025. Adjusted return on average tangible common equity (non-GAAP) was 17.6% in the first quarter of 2025, an increase from 14.9% in the fourth quarter of 2024.

Selected Financial Data (unaudited)

	As of and for the
	Three months ended
	March 31,	December 31,	March 31,
(dollars and shares in thousands, except per share data)	2025	2024	2024
Performance Ratios
Return on average total assets	1.02%	(0.00)%	0.63%
Adjusted return on average total assets (1)	1.10%	0.85%	0.65%
Return on average common equity	10.82%	(0.05)%	7.04%
Return on average tangible common equity (1)	16.50%	2.38%	9.78%
Adjusted return on average tangible common equity (1)	17.61%	14.89%	10.10%
Noninterest income as a % of revenue	40.17%	46.94%	53.26%
Net interest margin (tax-equivalent)	3.41%	3.20%	2.30%
Efficiency ratio (1)	68.76%	79.47%	78.88%
Adjusted efficiency ratio (1)	66.86%	68.97%	78.24%
Net charge-offs to average loans	0.04%	0.13%	0.01%
Dividend payout ratio	38.46%	—%	59.38%
Per Common Share
Earnings per common share - basic	$0.52	$—	$0.32
Earnings per common share - diluted	$0.52	$—	$0.32
Adjusted earnings per common share - diluted (1)	$0.56	$0.45	$0.33
Dividends declared per common share	$0.20	$0.20	$0.19
Book value per common share	$20.27	$19.55	$18.79
Tangible book value per common share (1)	$15.27	$14.44	$15.63
Average common shares outstanding - basic	25,359	24,857	19,739
Average common shares outstanding - diluted	25,653	25,144	19,986
Other Data
Retirement and benefit services assets under administration/management	$39,925,596	$40,728,699	$38,488,523
Wealth management assets under administration/management	$4,500,852	$4,579,189	$4,242,408
Mortgage originations	$70,593	$88,576	$54,101

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the first quarter of 2025 was $41.2 million, a $2.9 million, or 7.5%, increase from the fourth quarter of 2024. The increase was primarily due to lower average rates paid on deposit balances and increased interest income from organic loan growth at higher yields and earning assets acquired in the HMN Financial, Inc. (“HMNF”) transaction.

Net interest income increased $18.9 million, or 85.2%, from $22.2 million for the first quarter of 2024. Interest income increased $19.1 million, or 39.0%, from the first quarter of 2024, primarily driven by acquired earning assets acquired in the HMNF transaction, strong organic loan growth at higher yields, and purchase accounting accretion. Interest expense remained relatively stable, increasing just $0.2 million, or 0.8%, from the first quarter of 2024, as a decrease in the average rate paid on deposits largely offset the increase in interest-bearing deposits stemming from the acquisition of HMNF and organic deposit growth.

Net interest margin (on a tax-equivalent basis) was 3.41% for the first quarter of 2025, a 21 basis point increase from 3.20% for the fourth quarter of 2024, and a 111 basis point increase from 2.30% for the first quarter of 2024. The quarter over quarter increase was mainly attributable to lower rates paid on deposits and organic loan growth at higher yields. The increase from the first quarter of 2024 was primarily driven by higher rates on interest earning assets from organic loan growth and the HMNF acquisition, purchase accounting accretion, and lower rates paid on deposits.

Noninterest Income

Noninterest income for the first quarter of 2025 was $27.6 million, a $6.2 million decrease from the fourth quarter of 2024. The quarter over quarter decrease was primarily driven by a decrease in other noninterest income of $4.0 million, or 62.2%, from the fourth quarter of 2024, primarily due to a $3.5 million gain on the sale of fixed assets recorded in the fourth quarter of 2024 and decreased swap fee income due to fewer commercial loan originations with swaps. Mortgage banking revenue decreased $1.8 million in the first quarter of 2025, from $3.3 million in the fourth quarter of 2024, primarily driven by a decrease of $0.7 million in the fair value of mortgage servicing rights. Retirement and benefit services revenue decreased $0.4 million in the first quarter of 2025, a 2.3% decrease from the fourth quarter of 2024, primarily driven by a decline in asset-based and other fees. Wealth revenue remained stable with a decrease of $0.1 million, or 1.5%, during the first quarter of  2025, compared to the fourth quarter of 2024. Combined assets under administration/management in retirement and benefit services and wealth decreased 1.9% from December 31, 2024. The slight decrease in combined assets under administration/management was due to net outflows and decreased market values.

Noninterest income for the first quarter of 2025 increased by $2.3 million from the first quarter of 2024. Wealth revenue increased $0.8 million, or 12.9%, in the first quarter of 2025 compared to the first quarter of 2024, primarily driven by new client growth and a 6.1% increase in assets under administration/management during that same period. Retirement and benefit services revenue increased $0.5 million, or 2.9%, from $15.7 million in the first quarter of 2024, primarily driven by a 3.7% increase in assets under administration/management during that same period. Other noninterest income increased $1.0 million, or 63.8%, in the first quarter of 2025 compared to the first quarter of 2024, primarily due to increased swap fee income generated from commercial loan originations and increased fee income resulting from the HMNF transaction.

Noninterest Expense

Noninterest expense for the first quarter of 2025 was $50.4 million, a $10.1 million, or 16.7%, decrease from the fourth quarter of 2024. The quarter over quarter decrease was primarily driven by expenses related to the acquisition of HMNF incurred in the fourth quarter of 2024. Professional fees and assessments decreased $8.0 million, or 72.7%, from the fourth quarter of 2024, primarily driven by a $7.4 million decrease in acquisition-related expenses. Compensation expense decreased $3.7 million, or 13.9%, from the fourth quarter of 2024, primarily due to acquisition-related compensation expenses only recognized in the fourth quarter of 2024 in connection with the closing of the acquisition of HMNF. Business services, software and technology expense decreased $1.2 million, or 17.1%, from the fourth quarter of 2024, primarily driven by decreased core processing fees and computer supplies, both of which were driven by expense synergies realized from the HMNF transaction. Employee taxes and benefits expense increased $1.5 million, or 24.3%, from the fourth quarter of 2024, primarily due to seasonality.

Noninterest expense for the first quarter of 2025 increased $11.3 million, or 29.1%, from $39.0 million in the first quarter of 2024. The increase was primarily driven by compensation expense, employee taxes and benefits expense, intangible amortization expense, professional fees and assessments, and occupancy and equipment expense. Compensation expense increased $3.6 million, or 18.8%, in the first quarter of 2025. Employee taxes and benefits expense increased $1.6 million, or 25.4%. Both compensation expense and employee taxes and benefits expense increased primarily due to increased headcount resulting from the HMNF transaction and talent acquisition hires throughout 2024. Intangible amortization expense increased $1.4 million in the first quarter of 2025, primarily driven by the $33.5 million core deposit intangible recorded in connection with the HMNF acquisition. Professional fees and assessments increased $1.0 million, or 50.3%, from the first quarter of 2024, primarily due to an increase in Federal Deposit Insurance Corporation (“FDIC”) assessments. Occupancy and equipment expense increased $1.0 million, or 52.5%, from the first quarter of 2024, primarily driven by increased branch footprint resulting from the HMNF acquisition.

Financial Condition

Total assets were $5.3 billion as of March 31, 2025, an increase of $77.9 million, or 1.5%, from December 31, 2024. The increase was primarily due to a $92.9 million increase in loans and an increase of $21.7 million in cash and cash equivalents, partially offset by a decrease of $20.3 million in available-for-sale investment securities and a decrease of $7.0 million in held-to-maturity investment securities.

Loans

Total loans were $4.1 billion as of March 31, 2025, an increase of $92.9 million, or 2.3%, from December 31, 2024. The increase was primarily driven by a $93.8 million increase in commercial loans, partially offset by a $0.9 million decrease in consumer loans.

The following table presents the composition of our loan portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2025	2024	2024	2024	2024
Commercial
Commercial and industrial	$658,446	$666,727	$606,245	$591,779	$575,259
Commercial real estate
Construction, land and development	360,024	294,677	173,629	161,751	125,966
Multifamily	353,060	363,123	275,377	242,041	260,609
Non-owner occupied	951,559	967,025	686,071	647,776	565,979
Owner occupied	424,880	371,418	296,366	283,356	285,211
Total commercial real estate	2,089,523	1,996,243	1,431,443	1,334,924	1,237,765
Agricultural
Land	68,894	61,299	45,821	41,410	41,149
Production	64,240	63,008	39,436	40,549	36,436
Total agricultural	133,134	124,307	85,257	81,959	77,585
Total commercial	2,881,103	2,787,277	2,122,945	2,008,662	1,890,609
Consumer
Residential real estate
First lien	907,534	921,019	690,451	686,286	703,726
Construction	38,553	33,547	11,808	22,573	18,425
HELOC	175,600	162,509	134,301	126,211	120,501
Junior lien	43,740	44,060	36,445	36,323	36,381
Total residential real estate	1,165,427	1,161,135	873,005	871,393	879,033
Other consumer	38,953	44,122	36,393	35,737	29,833
Total consumer	1,204,380	1,205,257	909,398	907,130	908,866
Total loans	$4,085,483	$3,992,534	$3,032,343	$2,915,792	$2,799,475

Deposits

Total deposits were $4.5 billion as of March 31, 2025, an increase of $106.9 million, or 2.4%, from December 31, 2024. Interest-bearing deposits increased $121.1 million and noninterest-bearing deposits decreased $14.2 million, from December 31, 2024. The increase in total deposits was due primarily to expanded and new commercial deposit relationships and synergistic deposit growth. Synergistic deposits were $1.0 billion as of March 31, 2025, an increase of $73.5 million, or 7.5%, from December 31, 2024.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2025	2024	2024	2024	2024
Noninterest-bearing demand	$889,270	$903,466	$657,547	$701,428	$692,500
Interest-bearing
Interest-bearing demand	1,283,031	1,220,173	1,034,694	1,003,585	938,751
Savings accounts	177,341	165,882	75,675	79,747	82,727
Money market savings	1,472,127	1,381,924	1,067,187	1,022,470	1,114,262
Time deposits	663,522	706,965	488,447	491,345	456,729
Total interest-bearing	3,596,021	3,474,944	2,666,003	2,597,147	2,592,469
Total deposits	$4,485,291	$4,378,410	$3,323,550	$3,298,575	$3,284,969

Asset Quality

Total nonperforming assets were $51.0 million as of March 31, 2025, a decrease of $11.9 million from December 31, 2024. As of March 31, 2025, the allowance for credit losses on loans was $61.9 million, or 1.52% of total loans, compared to $59.9 million, or 1.50% of total loans, as of December 31, 2024.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2025	2024	2024	2024	2024
Nonaccrual loans	$50,517	$54,433	$48,026	$27,618	$7,345
Accruing loans 90+ days past due	—	8,453	—	—	—
Total nonperforming loans	50,517	62,886	48,026	27,618	7,345
OREO and repossessed assets	493	—	—	—	3
Total nonperforming assets	$51,010	$62,886	$48,026	$27,618	$7,348
Net charge-offs/(recoveries)	407	1,258	316	2,522	58
Net charge-offs/(recoveries) to average loans	0.04%	0.13%	0.04%	0.36%	0.01%
Nonperforming loans to total loans	1.24%	1.58%	1.58%	0.95%	0.26%
Nonperforming assets to total assets	0.96%	1.20%	1.18%	0.63%	0.17%
Allowance for credit losses on loans to total loans	1.52%	1.50%	1.29%	1.31%	1.31%
Allowance for credit losses on loans to nonperforming loans	123%	95%	82%	139%	498%

For the first quarter of 2025, the Company had net charge-offs of $0.4 million, compared to net charge-offs of $1.3 million for the fourth quarter of 2024 and net charge-offs of $58 thousand for the first quarter of 2024. The quarter over quarter decrease in net charge-offs was driven by a $0.6 million charge-off of one residential real estate loan and a $0.4 million charge-off of one commercial and industrial loan in the fourth quarter of 2024.

The Company recorded a provision for credit losses of $0.9 million for the first quarter of 2025, compared to a provision for credit losses of $12.0 million for the fourth quarter of 2024 and no provision for credit losses for the first quarter of 2024. The provision for credit losses for the first quarter of 2025 was primarily driven by loan growth in CRE construction, land and development loans. The provision for credit losses for the fourth quarter of 2024 was primarily driven by a $7.8 million day one provision for credit losses and unfunded commitment reserve related to the acquisition of HMNF, as well as loan growth.

The unearned fair value adjustments on acquired loan portfolios were $65.3 million as of March 31, 2025, $70.6 million as of December 31, 2024, and $4.7 million as of March 31, 2024.

Capital

Total stockholders’ equity was $514.2 million as of March 31, 2025, an increase of $18.8 million from December 31, 2024. The change was primarily driven by an increase in retained earnings of $8.3 million and a decrease in accumulated other comprehensive loss of $10.1 million. Tangible book value per common share (non-GAAP) increased to $15.27 as of March 31, 2025, from $14.44 as of December 31, 2024. Tangible common equity to tangible assets (non-GAAP) increased to 7.43% as of March 31, 2025, from 7.13% as of December 31, 2024. Common equity tier 1 capital to risk weighted assets increased to 10.10% as of March 31, 2025, from 9.91% as of December 31, 2024.

The following table presents our capital ratios as of the dates indicated:

	March 31,	December 31,	March 31,
	2025	2024	2024
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	10.10%	9.91%	11.86%
Tier 1 capital to risk weighted assets	10.31%	10.12%	12.13%
Total capital to risk weighted assets	12.67%	12.49%	14.79%
Tier 1 capital to average assets	8.86%	8.65%	9.89%
Tangible common equity / tangible assets (2)	7.43%	7.13%	7.23%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	10.36%	10.18%	11.71%
Tier 1 capital to risk weighted assets	10.36%	10.18%	11.71%
Total capital to risk weighted assets	11.61%	11.43%	12.87%
Tier 1 capital to average assets	9.06%	8.69%	9.30%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Tuesday, April 29, 2025, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. The call can also be accessed via telephone at +1 (833) 470-1428, using access code 031147. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 29 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota area; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. Alerus also operates a commercial wealth office in La Crosse, Wisconsin. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average total assets, adjusted return on average tangible common equity, net interest margin (tax-equivalent), and adjusted earnings per common share - diluted. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and future monetary policies of the Federal Reserve in response thereto); interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders, including tariffs, immigration policy, regulatory and other governmental agencies, foreign policy and tax regulations; disruptions to the global supply chain, including as a result of domestic or foreign policies; our ability to successfully manage credit risk, including in the commercial real estate portfolio, and maintain an adequate level of allowance for credit losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation rates and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures; our ability to raise additional capital to implement our business plan; the overall health of the local and national real estate market; credit risks and risks from concentrations (by type of borrower, geographic area, collateral, and industry) within our loan portfolio; the concentration of large loans to certain borrowers (including commercial real estate loans); the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies, including the integration of HMNF which the Company acquired in the fourth quarter of 2024; the commencement, cost, and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject, including with respect to pending actions relating to the Company’s previous ESOP fiduciary services commenced by government or private parties; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid and expensive technological change in the financial services industry; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the effectiveness of our risk management framework; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business, including changes in interpretation and prioritization of such laws, regulations and policies; new or revised accounting standards, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”) or the Public Company Accounting Oversight Board; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather and natural disasters, and widespread disease or pandemics; acts of war or terrorism, including ongoing conflicts in the Middle East and Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; changes to U.S. or state tax laws, regulations and governmental policies concerning our general business, including changes in interpretation or prioritization and changes in response to prior bank failures; talent and labor shortages and employee turnover; our success at managing and responding to the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	March 31,	December 31,
	2025	2024
Assets	(Unaudited)
Cash and cash equivalents	$82,979	$61,239
Investment securities
Trading, at fair value	3,047	3,309
Available-for-sale, at fair value	567,728	588,053
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $129 and $131, respectively)	268,631	275,585
Loans held for sale	12,905	16,518
Loans	4,085,483	3,992,534
Allowance for credit losses on loans	(61,929)	(59,929)
Net loans	4,023,554	3,932,605
Land, premises and equipment, net	40,733	39,780
Operating lease right-of-use assets	12,983	13,438
Accrued interest receivable	20,505	20,075
Bank-owned life insurance	36,392	36,033
Goodwill	85,634	85,634
Other intangible assets	41,172	43,882
Servicing rights	7,351	7,918
Deferred income taxes, net	45,162	52,885
Other assets	90,844	84,719
Total assets	$5,339,620	$5,261,673
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$889,270	$903,466
Interest-bearing	3,596,021	3,474,944
Total deposits	4,485,291	4,378,410
Short-term borrowings	200,000	238,960
Long-term debt	59,098	59,069
Operating lease liabilities	18,515	18,991
Accrued expenses and other liabilities	62,484	70,833
Total liabilities	4,825,388	4,766,263
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 25,365,662 and 25,344,803 issued and outstanding	25,366	25,345
Additional paid-in capital	270,159	269,708
Retained earnings	281,961	273,723
Accumulated other comprehensive loss	(63,254)	(73,366)
Total stockholders’ equity	514,232	495,410
Total liabilities and stockholders’ equity	$5,339,620	$5,261,673

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$61,495	$60,009	$39,294
Investment securities
Taxable	5,707	5,737	4,568
Exempt from federal income taxes	160	166	174
Other	819	1,395	5,002
Total interest income	68,181	67,307	49,038
Interest Expense
Deposits	23,535	25,521	20,152
Short-term borrowings	2,839	2,837	5,989
Long-term debt	650	665	678
Total interest expense	27,024	29,023	26,819
Net interest income	41,157	38,284	22,219
Provision for credit losses	863	11,992	—
Net interest income after provision for credit losses	40,294	26,292	22,219
Noninterest Income
Retirement and benefit services	16,106	16,488	15,655
Wealth management	6,905	7,010	6,118
Mortgage banking	1,527	3,277	1,670
Service charges on deposit accounts	651	644	389
Other	2,443	6,455	1,491
Total noninterest income	27,632	33,874	25,323
Noninterest Expense
Compensation	22,961	26,657	19,332
Employee taxes and benefits	7,762	6,245	6,188
Occupancy and equipment expense	2,907	1,963	1,906
Business services, software and technology expense	5,752	6,935	5,345
Intangible amortization expense	2,710	2,804	1,324
Professional fees and assessments	2,996	10,964	1,993
Marketing and business development	965	1,050	685
Supplies and postage	630	726	528
Travel	287	449	292
Mortgage and lending expenses	536	571	441
Other	2,859	2,093	985
Total noninterest expense	50,365	60,457	39,019
Income before income tax expense	17,561	(291)	8,523
Income tax expense	4,246	(225)	2,091
Net income	$13,315	$(66)	$6,432
Per Common Share Data
Earnings per common share	$0.52	$—	$0.32
Diluted earnings per common share	$0.52	$—	$0.32
Dividends declared per common share	$0.20	$0.20	$0.19
Average common shares outstanding	25,359	24,857	19,739
Diluted average common shares outstanding	25,653	25,144	19,986

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	March 31,	December 31,	March 31,
	2025	2024	2024
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$514,232	$495,410	$371,635
Less: Goodwill	85,634	85,634	46,783
Less: Other intangible assets	41,172	43,882	15,834
Tangible common equity (a)	387,426	365,894	309,018
Total assets	5,339,620	5,261,673	4,338,093
Less: Goodwill	85,634	85,634	46,783
Less: Other intangible assets	41,172	43,882	15,834
Tangible assets (b)	5,212,814	5,132,157	4,275,476
Tangible common equity to tangible assets (a)/(b)	7.43%	7.13%	7.23%
Tangible Book Value Per Common Share
Tangible common equity (a)	387,426	365,894	309,018
Total common shares issued and outstanding (c)	25,366	25,345	19,777
Tangible book value per common share (a)/(c)	$15.27	$14.44	$15.63

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Return on Average Tangible Common Equity
Net income	$13,315	$(66)	$6,432
Add: Intangible amortization expense (net of tax) (1)	2,141	2,215	1,046
Net income, excluding intangible amortization (d)	15,456	2,149	7,478
Average total equity	499,224	478,092	367,248
Less: Average goodwill	85,634	84,393	46,783
Less: Average other intangible assets (net of tax) (1)	33,718	34,107	13,018
Average tangible common equity (e)	379,872	359,592	307,447
Return on average tangible common equity (d)/(e)	16.50%	2.38%	9.78%
Efficiency Ratio
Noninterest expense	$50,365	$60,457	$39,019
Less: Intangible amortization expense	2,710	2,804	1,324
Adjusted noninterest expense (f)	47,655	57,653	37,695
Net interest income	41,157	38,284	22,219
Noninterest income	27,632	33,874	25,323
Tax-equivalent adjustment	520	385	246
Total tax-equivalent revenue (g)	69,309	72,543	47,788
Efficiency ratio (f)/(g)	68.76%	79.47%	78.88%
Pre-Provision Net Revenue
Net interest income	$41,157	$38,284	$22,219
Add: Noninterest income	27,632	33,874	25,323
Less: Noninterest expense	50,365	60,457	39,019
Pre-provision net revenue	$18,424	$11,701	$8,523
Adjusted Noninterest Income
Noninterest income	$27,632	$33,874	$25,323
Less: Adjusted noninterest income items
Net gain on sale of premises and equipment	—	3,459	5
Total adjusted noninterest income items (h)	—	3,459	5
Adjusted noninterest income (i)	$27,632	$30,415	$25,318
Adjusted Noninterest Expense
Noninterest expense	$50,365	$60,457	$39,019
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	286	7,729	28
Severance and signing bonus expense	1,027	2,276	280
Total adjusted noninterest expense items (j)	1,313	10,005	308
Adjusted noninterest expense (k)	$49,052	$50,452	$38,711

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Adjusted Pre-Provision Net Revenue
Net interest income	$41,157	$38,284	$22,219
Add: Adjusted noninterest income (i)	27,632	30,415	25,318
Less: Adjusted noninterest expense (k)	49,052	50,452	38,711
Adjusted pre-provision net revenue	$19,737	$18,247	$8,826
Adjusted Efficiency Ratio
Adjusted noninterest expense (k)	$49,052	$50,452	$38,711
Less: Intangible amortization expense	2,710	2,804	1,324
Adjusted noninterest expense for efficiency ratio (l)	46,342	47,648	37,387
Tax-equivalent revenue
Net interest income	41,157	38,284	22,219
Add: Adjusted noninterest income (i)	27,632	30,415	25,318
Add: Tax-equivalent adjustment	520	385	246
Total tax-equivalent revenue (m)	69,309	69,084	47,783
Adjusted efficiency ratio (l)/(m)	66.86%	68.97%	78.24%
Adjusted Net Income
Net income	$13,315	$(66)	$6,432
Less: Adjusted noninterest income items (net of tax) (1) (h)	—	2,733	4
Add: HMNF day one provision for credit losses and unfunded commitments (net of tax) (1)	—	6,140	—
Add: Adjusted noninterest expense items (net of tax) (1) (j)	1,037	7,904	243
Adjusted net income (n)	$14,352	$11,245	$6,671
Adjusted Return on Average Total Assets
Average total assets (o)	$5,272,319	$5,272,777	$4,139,053
Adjusted return on average total assets (n)/(o)	1.10%	0.85%	0.65%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (n)	$14,352	$11,245	$6,671
Add: Intangible amortization expense (net of tax) (1)	2,141	2,215	1,046
Adjusted net income, excluding intangible amortization (p)	16,493	13,460	7,717
Average total equity	499,224	478,092	367,248
Less: Average goodwill	85,634	84,393	46,783
Less: Average other intangible assets (net of tax)	33,718	34,107	13,018
Average tangible common equity (q)	379,872	359,592	307,447
Adjusted return on average tangible common equity (p)/(q)	17.61%	14.89%	10.10%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (n)	$14,352	$11,245	$6,671
Less: Dividends and undistributed earnings allocated to participating securities	99	(54)	40
Net income available to common stockholders (r)	14,253	11,299	6,631
Weighted-average common shares outstanding for diluted earnings per share (s)	25,653	25,144	19,986
Adjusted earnings per common share - diluted (r)/(s)	$0.56	$0.45	$0.33

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended
	March 31, 2025		December 31, 2024		March 31, 2024
		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$33,425	4.74%	$74,217	5.34%	$352,038	5.33%
Investment securities (1)	859,696	2.79	883,116	2.68	775,305	2.48
Loans held for sale	11,348	5.32	15,409	5.60	9,014	5.67
Loans
Commercial and industrial	657,838	7.31	616,356	7.28	564,125	6.96
CRE − Construction, land and development	342,718	5.84	250,869	6.33	127,587	8.04
CRE − Multifamily	364,247	6.34	351,804	6.50	250,513	5.56
CRE − Non-owner occupied	960,152	6.66	1,002,857	6.68	564,552	5.75
CRE − Owner occupied	379,948	6.19	293,169	6.56	279,165	5.36
Agricultural − Land	67,228	5.85	59,400	5.73	40,310	4.75
Agricultural − Production	60,933	7.28	58,999	7.36	35,331	6.39
RRE − First lien	899,835	4.78	904,414	4.50	701,756	4.01
RRE − Construction	36,913	8.40	31,722	9.74	21,559	5.20
RRE − HELOC	168,599	7.12	153,344	7.60	118,957	8.30
RRE − Junior lien	44,096	6.24	47,041	6.25	35,824	6.38
Other consumer	40,356	7.02	44,959	7.19	28,835	6.43
Total loans (1)	4,022,863	6.23	3,814,934	6.27	2,768,514	5.72
Federal Reserve/FHLB stock	22,397	7.77	20,717	7.66	16,658	8.14
Total interest earning assets	4,949,729	5.63	4,808,393	5.60	3,921,529	5.05
Noninterest earning assets	322,590		464,384		217,524
Total assets	$5,272,319		$5,272,777		$4,139,053
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,247,725	1.81%	$1,209,674	1.98%	$869,060	1.97%
Money market and savings deposits	1,590,616	2.89	1,520,616	3.15	1,186,900	3.77
Time deposits	688,569	3.91	698,358	4.24	431,679	4.46
Fed funds purchased and BTFP	49,834	4.69	22,012	4.93	282,614	4.99
FHLB short-term advances	200,000	4.59	200,000	5.10	200,000	4.99
Long-term debt	59,084	4.46	59,055	4.48	58,971	4.62
Total interest-bearing liabilities	3,835,828	2.86	3,709,715	3.11	3,029,224	3.56
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	849,687		847,153		675,926
Other noninterest-bearing liabilities	87,580		237,817		66,655
Stockholders’ equity	499,224		478,092		367,248
Total liabilities and stockholders’ equity	$5,272,319		$5,272,777		$4,139,053
Net interest rate spread		2.77%		2.49%		1.49%
Net interest margin, tax-equivalent (1)		3.41%		3.20%		2.30%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.